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                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                            MIRANT NORTH AMERICA, LLC

                                       I.

     The name of the limited liability company is Mirant North America, LLC (the "Company").

                                       II.

     The address of the registered office of the Company in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904, and the name and address of the registered agent for service of process requited to be maintained by 6 Del. C. Section 18-104 is National Registered Agents, Inc, 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of December, 2005.


                                        /s/ Elizabeth B. Chandler
                                        ----------------------------------------
                                        Elizabeth B. Chandler, Authorized Person